Exhibit 99.1

FOR IMMEDIATE RELEASE

SPOKANE, WASHINGTON, November 12, 2010 --- On November 11, 2010, Genesis Financial, Inc. (OTC:Pinksheets: GFNL), entered into a term sheet commitment to purchase an equity interest in Flyback Energy, Inc., for $1,200,000.  Genesis plans to close the purchase on November 23, 2010.  Flyback Energy has developed a unique and proprietary electronic switch design that offers unprecedented control over electrical power and magnetic fields.

About Genesis Financial, Inc.

Genesis Financial, Inc. is the business of buying and selling seller financed real estate contracts and originating commercial real estate hard money loans, primarily for bridge financial.  Because the real estate market has deteriorated over the past several years the company has been forced to foreclose on many of the loans and the assets of Genesis have become ill-liquid.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "intend" and "expect" and similar expressions, as they relate to Genesis Financial, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

Contact: John Coghlan

Genesis Financial, Inc.

Direct Tel. 509-462-1468

Source:  Genesis Financial, Inc.